UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

VISTAPRINT LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VISTAPRINT LIMITED

Canon’s Court

22 Victoria Street

Hamilton, HM 12

Bermuda

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2007

As a shareholder of VistaPrint Limited, you are hereby given notice of and invited to attend, in person or by proxy, a Special Meeting of Shareholders to be held at the offices of Appleby Hunter Bailhache, Canon’s Court, 22 Victoria Street, Hamilton, Bermuda. The Special Meeting of Shareholders will be held on Tuesday, May 15, 2007 at 12:00 pm (Bermuda local time) (the “Special Meeting”), at which shareholders will consider and vote on the approval of the Amended and Restated 2005 Equity Incentive Plan, which will, among other things, (i) increase the number of common shares available for issuance under the Plan by 3,900,000 shares, from an aggregate of 3,483,736 shares to an aggregate of 7,383,736 shares, and eliminate the formula for automatic increases in the shares available for issuance under the Plan, (ii) reduce the number of common shares available for issuance under the Plan by 1.56 common shares for each share subject to any restricted share award, restricted share unit or other share-based award with a per share or per unit purchase price lower than 100% of the fair market value of the common shares on the date of grant, (iii) require that the exercise price of any share option or share appreciation right granted under the Plan be at least 100% of the fair market value of the common shares on the date of grant, (iv) limit the term of any share option or share appreciation right to a maximum period of ten years, (v) provide that shares underlying outstanding awards under the Amended and Restated 2000-2002 Share Incentive Plan that are cancelled, forfeited, expired or otherwise terminated without having been exercised in full will no longer become available for the grant of new awards under the Plan, and (vi) prohibit the repricing of any share options or share appreciation rights without shareholder approval.

The Board of Directors has fixed the close of business on April 11, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting.

All shareholders are cordially invited to attend the Special Meeting.

By Order of the Board of Directors,

ROBERT S. KEANE

President, Chief Executive Officer and Chairman of the Board

April 23, 2007

TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING, PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD, FOR WHICH A RETURN STAMPED ENVELOPE IS PROVIDED.

VISTAPRINT LIMITED

Canon’s Court

22 Victoria Street

Hamilton, HM 12

Bermuda

PROXY STATEMENT FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD

ON MAY 15, 2007

The accompanying proxy is solicited on behalf of the Board of Directors of VistaPrint Limited (“we,” “us” or the “Company”), for use at a Special Meeting of Shareholders (the “Special Meeting”). The Special Meeting will be held on Tuesday, May 15, 2007, at the offices of Appleby Hunter Bailhache, Canon’s Court, 22 Victoria Street, Hamilton, Bermuda, commencing at 12:00 pm (Bermuda local time). The Special Meeting is being held to consider the approval of the Amended and Restated 2005 Equity Incentive Plan (the “Plan”), which will, among other things, (i) increase the number of common shares available for issuance under the Plan by 3,900,000 shares, from an aggregate of 3,483,736 shares to an aggregate of 7,383,736 shares, and eliminate the formula for automatic increases in the shares available for issuance under the Plan, (ii) reduce the number of common shares available for issuance under the Plan by 1.56 common shares for each share subject to any restricted share award, restricted share unit or other share-based award with a per share or per unit purchase price lower than 100% of the fair market value of the common shares on the date of grant, (iii) require that the exercise price of any share option or share appreciation right granted under the Plan be at least 100% of the fair market value of the common shares on the date of grant, (iv) limit the term of any share option or share appreciation right to a maximum period of ten years, (v) provide that shares underlying outstanding awards under the Amended and Restated 2000-2002 Share Incentive Plan that are cancelled, forfeited, expired or otherwise terminated without having been exercised in full will no longer become available for the grant of new awards under the Plan, and (vi) prohibit the repricing of any share options or share appreciation rights without shareholder approval.

This Proxy Statement and the enclosed form of proxy are being mailed to shareholders commencing on or about April 23, 2007.

How many shares are entitled to vote at the Special Meeting?

The Board of Directors has fixed the close of business on April 11, 2007 as the record date for the Special Meeting or any adjournment thereof. Only shareholders who were record owners of common shares at the close of business on the record date are entitled to notice of, to attend and to vote at the Special Meeting or any adjournment or postponement thereof. As of April 11, 2007, 43,086,393 of our common shares were issued and outstanding.

How many votes do I have?

Each common share of VistaPrint that you owned on the record date entitles you to one vote with respect to the approval of the Plan.

Is my vote important?

Your vote is important regardless of how many common shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you and submit your proxy so your vote is cast as soon as possible.

How do I vote?

You may deliver your proxy to vote your shares in one of the following three ways or you may vote in person at the Special Meeting.

You may submit your proxy to vote by mail. You may submit your proxy to vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to the instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendation of our Board of Directors. The Board of Directors recommends that you vote FOR the approval of the Plan.

You may submit your proxy to vote over the Internet. If you have Internet access, you may submit your proxy to vote your shares from any location in the world by following the “Vote by Internet” instructions set forth on the enclosed proxy card.

You may submit your proxy to vote by telephone. You may submit your proxy to vote your shares by following the “Vote by Telephone” instructions set forth on the enclosed proxy card.

You may vote in person. If you attend the meeting in person, you may submit your proxy to vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the meeting.

Can I change my vote after I have mailed my proxy card or after I have submitted my proxy to vote my shares over the Internet or by telephone?

Yes. You can change your vote and revoke your proxy at any time before the polls close at the Special Meeting by doing any one of the following things:

•	signing and delivering another proxy with a later date;

•	giving our Corporate Secretary written notice before or at the meeting that you want to revoke your proxy; or

•	voting in person at the meeting.

Your attendance at the meeting alone will not revoke your proxy.

Can I vote if my shares are held in “street name”?

If the common shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

If your shares are held in street name, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the meeting on May 15, 2007. To be able to vote your shares held in street name at the Special Meeting, you will need to obtain a proxy card from the holder of record.

What constitutes a quorum?

In order for business to be conducted at the Special Meeting with respect to approving the Plan, a quorum must be present which, in this instance, consists of at least two shareholders present in person or by proxy and holding or representing more than a majority of the outstanding shares entitled to vote, or at least 21,543,198 shares.

Common shares represented in person or by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to the approval of the Plan) will be counted for the purpose of determining whether a quorum exists at the Special Meeting. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

If a quorum is not present, the Special Meeting will be adjourned until a quorum is obtained.

What vote is required to approve the Plan?

Approval of the Plan requires the affirmative vote of a simple majority of the votes cast. Abstentions and “broker non-votes” are not counted as votes cast and will not affect the voting results on the Plan.

How will votes be counted?

Each common share will be counted as one vote according to the instructions contained on a proper proxy, whether submitted by mail, over the Internet or by telephone, or on a ballot voted in person at the Special Meeting.

Shares will not be voted in favor of approving the Plan if either (1) the shareholder abstains from voting, or (2) the shares are “broker non-votes”.

Who will count the votes?

The votes will be counted, tabulated and certified by Computershare. A representative of Reid Management Limited will serve as the scrutineer at the meeting.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and we will not disclose your vote, unless we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding). The scrutineer will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request disclosure on your proxy card.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote FOR approving the Plan.

Will any other business be conducted at the meeting or will other matters be voted on?

The Board of Directors does not know of any other matters that may come before the meeting. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement, whether you submit your proxy by mail, over the Internet or by telephone, will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?

We will report the voting results in our annual report on Form 10-K for fiscal 2007, which we expect to file with the Securities and Exchange Commission in August 2007.

How and when may I submit a shareholder proposal, including a shareholder nomination for director, for the 2007 annual general meeting?

If you are interested in submitting a proposal for inclusion in the proxy statement for the 2007 annual general meeting of shareholders, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, or the Exchange Act. To be eligible for inclusion, we must receive your shareholder proposal intended for inclusion in the proxy statement for our 2007 Annual General Meeting of Shareholders at our registered offices in Hamilton, Bermuda as set forth below no later than June 8, 2007.

Bermuda law provides that shareholders who collectively hold at least 5% of the total voting rights of our outstanding common shares, or any group comprised of at least 100 or more registered shareholders, may require a proposal to be submitted to an annual general meeting of shareholders. Bermuda law generally requires that notice of such a proposal must be deposited at our registered office not less than six weeks before the date of the meeting.

Any proposals, nominations or notices should be sent to:

Corporate Secretary, VistaPrint Limited

Canon’s Court

22 Victoria Street

Hamilton, HM 12

Bermuda

With a copy to:

General Counsel

VistaPrint USA, Incorporated

100 Hayden Avenue

Lexington, MA 02421

USA

Security Ownership of Certain Beneficial Owners and Management

The following table contains information regarding the beneficial ownership of our common shares as of March 31, 2007 by:

•	each shareholder we know to beneficially own more than 5% of our outstanding common shares;

•	each director;

•	each executive officer named in the Summary Compensation Table under the heading “Executive Compensation”; and

•	all of our directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Common Shares Beneficially Owned(2)	Percent of Common Shares Beneficially Owned(3)
5% Shareholders
Entities affiliated with Janus Capital Management LLC(4) 151 Detroit Street Denver, CO 80206	4,372,691	10.2%

Entities affiliated with FMR Corp.(5) 82 Devonshire Street Boston, MA 02109	4,241,704	9.9

Entities affiliated with AXA Financial, Inc.(6) 1290 Avenue of the Americas New York, NY 10104	3,441,288	8.0

Executive Officers and Directors
Robert S. Keane(7)	3,178,655	7.3
Anne S. Drapeau	45,000	*
Paul C. Flanagan(8)	25,000	*
Janet Holian(9)	77,599	*
Alexander Schowtka(10)	81,681	*
Daniel Ciporin	15,486	*
John J. Gavin, Jr.	3,490	*
George Overholser(11)	101,913	*
Louis Page(12) Window to Wall Street Inc. 39 Cedar Hill Road Dover, MA 02030	567,928	1.3
Richard Riley	22,986	*
All executive officers and directors as a group (12 persons)	4,173,175	9.5

*	Less than 1%
(1)	Unless otherwise indicated, the address of each director and executive officer listed is c/o VistaPrint USA, Incorporated, 100 Hayden Avenue, Lexington, MA 02421.
(2)

For each person, the “Number of Shares Beneficially Owned” column may include common shares attributable to the person because of that person’s voting or investment power or other relationship. The number of common shares beneficially owned by each person is determined under rules promulgated by the Securities and Exchange Commission, or SEC. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person has or shares voting or investment power, plus any shares that the person may acquire within 60 days of the date established for the purpose of determining ownership, including through the exercise of share options. This includes the following number of common shares issuable upon exercise of outstanding share options which may be exercised on or before 60 days after

March 31, 2007: Mr. Keane, 494,875 shares; Ms. Drapeau, 45,000 shares; Ms. Holian, 49,037 shares; Mr. Schowtka, 53,332 shares; Mr. Ciporin, 15,486 shares; Mr. Gavin, 3,490 shares; Mr. Overholser, 27,986 shares; Mr. Page, 486 shares; Mr. Riley, 22,986 shares; and all executive officers and directors as a group, 766,115 shares. Unless otherwise indicated, each person in the table has sole voting and investment power over the shares listed. The inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named shareholder.

(3)	The percentage ownership for each shareholder on March 31, 2007 is calculated by dividing (1) the total number of shares beneficially owned by the shareholder by (2) the number of common shares outstanding on March 31, 2007, or 43,059,651 shares, plus any shares acquirable (including share options exercisable) within 60 days after March 31, 2007 by the shareholder.
(4)	The number of shares reflected as beneficially owned by Janus Capital Management LLC is based upon information provided in a Schedule 13G/A filed by Janus Capital Management LLC with the SEC on February 14, 2007.
(5)	The number of shares reflected as beneficially owned by FMR Corp. is based upon information provided in a Schedule 13G/A filed by FMR Corp. with the SEC on February 12, 2007.
(6)	The number of shares reflected as beneficially owned by AXA Financial, Inc. is based upon information provided in a Schedule 13G filed by AXA Financial, Inc. with the SEC on February 14, 2007.
(7)	Includes an aggregate of (i) 2,536,975 shares held by family trusts established for the benefit of Mr. Keane and/or members of his immediate family (the “Trusts”); (ii) 101,424 shares held jointly with Mr. Keane’s spouse; and (iii) 45,381 shares held by a charitable entity established by Mr. Keane and his spouse. Voting and investment power with respect to the common shares in the Trusts is held by trustees other than Mr. Keane or his spouse, who do not have such rights. Voting and investment power with respect to the shares held jointly by Mr. Keane and his spouse and by the charitable entity is shared by Mr. Keane and his spouse. Mr. Keane disclaims beneficial ownership of the shares held by the Trusts and the charitable entity except to the extent of his pecuniary interest therein.
(8)	Mr. Flanagan resigned from his employment with VistaPrint on July 3, 2006. The number of shares reflected as beneficially owned by Mr. Flanagan is based upon information obtained through Company records and reflects an option exercise effected on February 1, 2007 for 25,000 shares.
(9)	Includes 24,562 shares held by trusts established by Ms. Holian’s spouse. Ms. Holian disclaims beneficial ownership of such shares except to the extent of her pecuniary interest therein.
(10)	Mr. Schowtka resigned as Executive Vice President and Chief Operating Officer of VistaPrint on January 3, 2007.
(11)	Includes 73,927 shares held jointly with Mr. Overholser’s spouse.
(12)	Includes 563,442 shares held by Window to Wall Street Inc. and 4,000 shares held in custodial accounts for the benefit of Mr. Page’s minor children. Mr. Page is president of Window to Wall Street Inc. Mr. Page disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.

DIRECTOR COMPENSATION

Mr. Keane was the only director during fiscal 2006 who was also an employee of VistaPrint and his compensation is set forth in the Summary Compensation Table under the heading “Executive Compensation” on page 7. The following is a summary of the compensation paid to non-employee directors.

Fees

Each non-employee director receives an annual cash retainer of $12,000 per year, payable in quarterly installments, plus $3,000 for each regularly scheduled meeting of the Board of Directors that the director physically attends and $3,000 annually for each committee on which the director serves. Non-employee directors are also reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board of Directors and its committees.

Share Options

Non-employee directors are eligible to participate in the VistaPrint Limited 2005 Non-Employee Directors’ Share Option Plan. Pursuant to this plan, each non-employee director who joins the Board of Directors is eligible to receive a share option to purchase a number of common shares with a fair value equal to $150,000, up to a maximum of 50,000 shares, upon his or her initial appointment or election to the Board of Directors. All non-employee directors are also eligible to receive a share option to purchase a number of common shares with a fair value equal to $50,000, up to a maximum of 12,500 shares, at each year’s annual general meeting at which he or she serves as a director. The fair value of each share option is determined by the Board of Directors using a generally accepted option pricing valuation methodology, such as the Black-Scholes model or binomial method, with such modifications as it may deem appropriate to reflect the fair value of the share options. Options granted under this plan vest at a rate of 8.33% per quarter so long as the optionholder continues to serve as a director of VistaPrint Limited on such vesting date. Each option terminates upon the earlier of ten years from the date of grant or three months after the optionee ceases to serve as a director. The exercise price of these options is the fair market value of VistaPrint Limited’s common shares on the date of grant. In accordance with this plan, upon his initial appointment to the Board of Directors on August 21, 2006, Mr. Gavin received an option to purchase 12,018 common shares at an exercise price of $24.32 per share.

EXECUTIVE COMPENSATION

Summary Compensation

The following table contains certain information about the compensation for each of the last three fiscal years of our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers on June 30, 2006:

Summary Compensation Table

	Fiscal Year	Annual Compensation			Long-Term Compensation Awards
Name and Principal Position		Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Number of Securities Underlying Options(2)
Robert S. Keane President, Chief Executive Officer and Chairman	2006 2005 2004	315,000 315,000 300,000	460,000 310,000 143,725	1,392 7,542 11,392	— 700,000 150,000

Anne S. Drapeau(3) Executive Vice President and Chief People Officer	2006 2005 2004	169,468 — —	198,480 — —	— — —	200,000 — —

Paul C. Flanagan(4) Former Executive Vice President and Chief Financial Officer	2006 2005 2004	210,000 200,000 70,512	240,000 93,000 20,818	6,300 6,140 —	— 350,000 300,000

Janet Holian Executive Vice President and Chief Marketing Officer	2006 2005 2004	210,000 200,000 177,500	240,000 110,425 63,543	6,300 6,150 9,665	— 350,000 75,000

Alexander Schowtka(5) Former Executive Vice President and Chief Operating Officer	2006 2005 2004	231,000 220,000 200,000	260,000 155,000 57,490	6,300 6,150 10,000	— 350,000 75,000

(1)	Represents matching contributions under VistaPrint USA’s 401(k) deferred savings retirement plan and, in addition for Mr. Keane, payment of health club membership fees.
(2)	Each option has an exercise price equal to the fair market value of our common shares on the date of grant and generally becomes exercisable, subject to the optionee’s continued employment with us, as to 25% one year after the date of grant and 6.25% per quarter thereafter.
(3)	Ms. Drapeau joined VistaPrint in September 2005 during our 2006 fiscal year.
(4)	Mr. Flanagan joined VistaPrint in February 2004 during our 2004 fiscal year. Mr. Flanagan resigned his employment with VistaPrint on July 3, 2006.
(5)	Mr. Schowtka resigned as Executive Vice President and Chief Operating Officer of VistaPrint on January 3, 2007.

Option/SAR Grants in Fiscal 2006

The following contains information regarding share options granted during fiscal 2006 to the executive officers named in the Summary Compensation Table. We did not grant any share appreciation rights during fiscal 2006.

Option Grants in Last Fiscal Year

	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year(1)	Exercise Price Per Share ($)(2)	Expiration Date(3)	Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term(4)
Name					5%($)	10%($)
Robert S. Keane	—	—	—	—	—	—
Anne S. Drapeau	200,000	18.04%	$12.00	9/29/2015	$1,509,347	$3,824,982
Paul C. Flanagan(5)	—	—	—	—	—	—
Janet Holian	—	—	—	—	—	—
Alexander Schowtka(6)	—	—	—	—	—	—

(1)	Calculated based on share options to purchase an aggregate of 1,108,382 of our common shares granted to employees during fiscal year 2006.
(2)	The exercise price per share is equal to the fair market value per share of our common shares on the date of grant. The exercise price for the option granted to Ms. Drapeau on September 29, 2005 was based upon the initial public offering price of our common shares on such date.
(3)	Option becomes exercisable, subject to the optionee’s continued employment with us, as to 25% on September 12, 2006 and 6.25% per quarter thereafter.
(4)	Potential realizable value is based on an assumption that the market price of our common shares will appreciate at the stated rates (5% and 10%), compounded annually, from the date of grant until the end of the 10-year term, net of the exercise price for such options. These values are calculated based on rules promulgated by the SEC and do not reflect our estimate or projection of future share prices. Actual gains, if any, on share option exercises will depend on the future performance of the price of our common shares and the timing of option exercises.
(5)	Mr. Flanagan joined VistaPrint in February 2004 during our 2004 fiscal year. Mr. Flanagan resigned his employment with VistaPrint on July 3, 2006.
(6)	Mr. Schowtka resigned as Executive Vice President and Chief Operating Officer of VistaPrint on January 3, 2007.

Aggregated Option/SAR Exercises During Fiscal 2006 and Fiscal Year-End Option Values

The following table contains information concerning the exercise of share options during the fiscal year ended June 30, 2006 by each of our executive officers named in the Summary Compensation Table and the number and value of unexercised options held by each of them on June 30, 2006:

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)	Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(2)
Name			Exercisable/ Unexercisable	Exercisable/ Unexercisable
Robert S. Keane	210,000	$2,261,700	296,875/593,125	$5,392,281/$9,114,419
Anne S. Drapeau	—	—	0/200,000	0/2,948,000
Paul C. Flanagan(3)	237,500	5,855,020	18,750/393,750	424,313/6,752,813
Janet Holian	106,900	2,674,390	261,537/296,563	5,594,882/4,557,221
Alexander Schowtka (4)	351,901	9,431,335	415,910/297,189	9,620,012/4,573,265

(1)	Value realized represents the difference between the closing price per share of our common shares on the date of exercise and the exercise price per share, multiplied by the number of shares acquired on exercise.
(2)	Value of unexercised in-the-money options represents the difference between the closing price of our common shares on June 30, 2006, the last trading day of fiscal year 2006 ($26.74), and the exercise price per share of the share option, multiplied by the number of shares subject to the share option.
(3)	Mr. Flanagan resigned his employment on July 3, 2006. In accordance with a transition agreement between Mr. Flanagan and VistaPrint, share options granted to Mr. Flanagan in February 2004 will continue to vest until January 1, 2007 and shall accelerate in full on such date and the share option granted to Mr. Flanagan in May 2006 ceased vesting on July 3, 2006, the date of his resignation.
(4)	Mr. Schowtka resigned as Executive Vice President and Chief Operating Officer of VistaPrint on January 3, 2007.

Employment Arrangements and Change of Control Provisions

Executive Retention and Other Agreements

We have entered into executive retention agreements with each of:

•	Robert S. Keane, President and Chief Executive Officer;

•	Anne S. Drapeau, Executive Vice President and Chief People Officer;

•	Harpreet Grewal, Executive Vice President and Chief Financial Officer;

•	Janet Holian, Executive Vice President and Chief Marketing Officer;

•	Wendy Cebula, Executive Vice President and Chief Operating Officer; and

•	Alexander Schowtka, former Executive Vice President and Chief Operating Officer.

Mr. Keane’s executive retention agreement provides that, in the event his employment is terminated by us without cause, as defined in his executive retention agreement, or he terminates his employment for good reason, as defined in his executive retention agreement, he will receive severance payments equal to one year’s salary and bonus, based upon the highest annual salary and bonus paid or payable to Mr. Keane during the five-year period prior to his termination, and all other employment related benefits for one year following such termination. Mr. Keane’s executive retention agreement also provides that, upon a change of control, as defined in the executive retention agreement, all share awards granted to Mr. Keane will accelerate and become fully vested and, if Mr. Keane’s employment is subsequently terminated following the change of control by the successor company without cause or Mr. Keane terminates his employment for good reason, he will have one year from the date of termination in which to exercise certain of the unexercised options he holds.

The executive retention agreements with Messrs. Grewal and Schowtka, Ms. Holian, Ms. Drapeau and Ms. Cebula provide that, in the event the executive’s employment is terminated by us without cause, as defined in the executive retention agreements, or by the executive for good reason, as defined in the executive retention agreements, prior to a change of control, as defined in the executive retention agreements, the executive will receive severance payments equal to six months’ salary and bonus, based upon the highest annual salary and bonus paid or payable to the executive during the five-year period prior to termination, and all other employment related benefits for six months following such termination. These executive retention agreements also provide that, upon a change of control of the company, all share awards granted to the executive will accelerate and become fully vested. In addition, if the executive’s employment is terminated by the successor company following the change of control without cause or by the executive for good reason, the severance payment to the executive is increased to one year’s salary and bonus and benefit continuation, and the executive will have one year from the date of termination to exercise certain of the unexercised options he or she holds. Mr. Schowtka resigned as Executive Vice President and Chief Operating Officer of VistaPrint on January 3, 2007 and remained employed by VistaPrint until March 30, 2007, when he resigned his employment with VistaPrint. Each executive officer has signed nondisclosure, invention assignment and non-competition and non-solicitation agreements providing for the protection of our confidential information and ownership of intellectual property developed by such executive officer and post-employment non-compete and non-solicitation provisions.

We have also entered into indemnification agreements with Messrs. Grewal and Schowtka, Ms. Holian, Ms. Drapeau and Ms. Cebula, which provide such executive with indemnification comparable to that provided under our Amended and Restated Bye-Laws.

Transition Agreement

In January 2006, we entered into a transition agreement with Paul Flanagan, who was at that time serving as our Chief Financial Officer. Under the terms of the transition agreement, Mr. Flanagan agreed to remain employed by us until at least June 30, 2006. Thereafter, either Mr. Flanagan or VistaPrint could terminate Mr. Flanagan’s employment and, upon such termination, Mr. Flanagan would be entitled to receive severance benefits equal to six months’ base salary, at the greater of his then current base salary or his base salary for any prior year during which he was employed, 50% of the greater of the bonus payable to him for the year of his termination or that had been paid to him during any prior fiscal during which he was employed, and six months of benefit continuation. In addition, in the event of termination, the share options granted to Mr. Flanagan for an aggregate of 300,000 common shares in February 2004 would continue to vest until January 1, 2007, at which time such options would become exercisable in full. In addition, upon termination, the share option granted to Mr. Flanagan in May 2005 for 350,000 shares would cease vesting. On July 3, 2006, Mr. Flanagan resigned his employment and has been paid $225,000, the cash component of the severance benefits.

PROPOSAL 1—APPROVAL OF THE AMENDED AND

RESTATED 2005 EQUITY INCENTIVE PLAN

In the opinion of our Board of Directors, our future success depends, in large part, on our ability to maintain a competitive position in attracting, retaining and motivating highly qualified and industrious employees, officers, directors, consultants and advisors with experience and ability by providing these individuals with equity ownership opportunities and thereby better aligning their interests with those of our shareholders.

Under our 2005 Equity Incentive Plan, we are currently authorized to issue awards to acquire up to an aggregate of 3,483,736 common shares to our employees. As of March 31, 2007: (i) there were awards to purchase or acquire 2,343,505 common shares outstanding under the 2005 Equity Incentive Plan, at a weighted average exercise price of $20.82 per share, (ii) 149,222 common shares had been issued upon exercise of options granted under the 2005 Equity Incentive Plan, at a weighted average exercise price of $13.81 per share, and (iii) 991,009 common shares were available for future grant under the 2005 Equity Incentive Plan. The weighted average remaining contractual life of options outstanding under the 2005 Equity Incentive Plan was 9.01 years at March 31, 2007.

Under our 2005 Non-Employee Directors’ Share Option Plan, we are currently authorized to issue options to acquire up to an aggregate of 250,000 common shares to our non-employee directors. As of March 31, 2007: (i) there were options to acquire 26,643 common shares outstanding under the 2005 Non-Employee Directors’ Share Option Plan, at a weighted average exercise price of $29.22 per share, (ii) no common shares had been issued upon exercise of options granted under the 2005 Non-Employee Directors’ Share Option Plan, and (iii) 223,357 common shares were available for future grant under the 2005 Non-Employee Directors’ Share Option Plan. The weighted average remaining contractual life of options outstanding under the 2005 Non-Employee Directors’ Share Option Plan was 9.52 years at March 31, 2007. The Board of Directors has amended the 2005 Non-Employee Directors’ Share Option Plan in order to eliminate the formula for automatic increases in the shares reserved for issuance under the 2005 Non-Employee Directors’ Share Option Plan.

As of March 31, 2007: (i) there were awards to purchase or acquire 2,765,456 common shares outstanding under the Amended and Restated 2000-2002 Share Incentive Plan, at a weighted average exercise price of $9.56 per share and (ii) 3,590,808 common shares had been issued upon exercise of options granted under the Amended and Restated 2000-2002 Share Incentive Plan, at a weighted average exercise price of $4.20 per share. The weighted average remaining contractual life of options outstanding under the Amended and Restated 2000-2002 Share Incentive Plan was 7.59 years at March 31, 2007. No further awards may be issued under the Amended and Restated 2000-2002 Share Incentive Plan.

On April 18, 2007, our Board of Directors adopted, subject to shareholder approval, the Amended and Restated 2005 Equity Incentive Plan, which we refer to as the Plan, which amends and restates the 2005 Equity Incentive Plan to, among other things:

•

increase the number of common shares available for issuance under the Plan by 3,900,000 shares, from an aggregate of 3,483,736 shares to an aggregate of 7,383,736 shares, and eliminate the formula for automatic increases in the shares available for issuance under the Plan;

•

reduce the number of common shares available for issuance under the Plan by (i) 1.56 common shares for each share subject to any restricted share award, restricted share unit or other share-based award with a per share or per unit purchase price lower than 100% of the fair market value of the common shares on the date of grant (a “Full Value Award”) and (ii) one common share for each share subject to any other award under the Plan;

•	require that the exercise price of any share option or share appreciation right granted under the Plan be at least 100% of the fair market value of the common shares on the date of grant;

•	limit the term of any share option or share appreciation right to a maximum period of ten years;

•

provide that shares underlying outstanding awards under the Amended and Restated 2000-2002 Share Incentive Plan that are cancelled, forfeited, expired or otherwise terminated without having been exercised in full will no longer become available for the grant of new awards under the Plan; and

•	prohibit the repricing of any share options or share appreciation rights without shareholder approval.

Summary of the Amended and Restated 2005 Equity Incentive Plan

The following is a brief summary of the Amended and Restated 2005 Equity Incentive Plan, a copy of which is attached as Appendix A to the electronic copy of the filing of this proxy statement with the Securities and Exchange Commission and may be accessed from the Securities and Exchange Commission’s Internet home page (www.sec.gov). In addition, a copy of the Plan may be obtained from our Corporate Secretary. The following summary is qualified in its entirety by reference to the Plan.

Administration. Our Board of Directors will administer the Plan. The Board of Directors may delegate authority to administer the Plan to a committee or a designee of the Board of Directors. Subject to the terms of the Plan, the plan administrator (our Board of Directors, its authorized committee or its designee) selects the recipients of awards and determines the:

•	number of common shares covered by the awards and the dates upon which such awards become exercisable or any restrictions lapse, as applicable;

•	type of award and method of payment for each such award;

•	exercise price or purchase price of awards; and

•	duration of options, up to a maximum of ten years.

Shares Available for Awards. We may issue up to an aggregate of 7,383,736 common shares pursuant to awards granted under the Plan. As of March 31, 2007, there were awards to purchase or acquire 2,343,505 common shares outstanding under our 2005 Equity Incentive Plan, and 149,222 common shares had been issued upon exercise of options granted under the 2005 Equity Incentive Plan. Any Full Value Award will be counted as 1.56 common shares for each one share subject to the Full Value Award for purposes of determining the number of shares available for issuance under the Plan. The maximum number of shares with respect to which awards may be granted to any participant under the Plan may not exceed 1,000,000 shares per fiscal year.

If any award granted under the Plan expires or is terminated, surrendered, canceled or forfeited, the unused common shares covered by such award will again be available for grant under the Plan, subject, however, in the case of incentive share options, to any limitations under the Code. If any Full Value Award expires or is terminated, surrendered, canceled or forfeited, the number of common shares available for issuance under the Plan as a result thereof shall be increased by 1.56 shares.

Shares tendered to us by a participant to exercise an award will not be added to the number of shares available for issuance under the Plan. Also, common shares withheld or tendered to cover tax withholding obligations with respect to an award, or not issued or delivered as a result of a net settlement of an outstanding share appreciation right or other share based award, will be treated as having been issued under the Plan.

Types of Awards. The Plan provides for the grant of incentive share options, nonstatutory share options, restricted share awards, share appreciation rights, restricted share units, and other forms of equity compensation, which we collectively refer to as awards in connection with the Plan.

Incentive Share Options. Incentive share options are intended to qualify as incentive share options under Section 422 of the Internal Revenue Code and are granted pursuant to incentive share option agreements. The plan administrator determines the exercise price for an incentive share option, which may not be less than 100% of the fair market value of the shares underlying the option on the date of grant. Notwithstanding the foregoing, if the plan administrator approves the grant of an incentive share option with an exercise price to be determined on a future date, the exercise price shall not be less than 100% of the fair market value of the shares underlying the option on such future date.

Nonstatutory Share Options. Nonstatutory share options are granted pursuant to nonstatutory share option agreements. The plan administrator determines the exercise price for a nonstatutory share option, which may not be less than 100% of the fair market value of the shares underlying the option determined on the date of grant. Notwithstanding the foregoing, if the plan administrator approves the grant of a nonstatutory share option with an exercise price to be determined on a future date, the exercise price shall not be less than 100% of the fair market value of the shares underlying the option on such future date.

Restricted Share Awards. Restricted share awards are granted pursuant to restricted share award agreements. Restricted share awards may be subject to a repurchase right in accordance with a vesting schedule determined by the plan administrator. Rights to acquire shares under a restricted share award may be transferable to the extent provided in the Plan and in a restricted share award agreement.

Share Appreciation Rights. Share appreciation rights are granted pursuant to share appreciation right agreements entitling the recipient, upon exercise, to receive an amount in common shares or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a common share. The plan administrator determines the term of share appreciation rights granted under the Plan, provided that no share appreciation right may be granted for a term in excess of ten years. The plan administrator determines the exercise price for each share appreciation right, which may not be less than 100% of the fair market value of the shares underlying the share appreciation right on the date of grant. Notwithstanding the foregoing, if the plan administrator approves the grant of a share appreciation right with an exercise price to be determined on a future date, the exercise price shall not be less than 100% of the fair market value of the shares underlying the share appreciation right on such future date.

Restricted Share Units. Restricted share units entitle the recipient to receive common shares or an amount of cash equal to the fair market value of our common shares to be delivered at the time such shares vest or restrictions on such shares lapse as specified by the plan administrator in the applicable award agreement. The plan administrator may provide in its discretion that settlement of a restricted share unit will be deferred, either on a mandatory basis or at the election of the recipient.

Other Equity Awards. The plan administrator may grant other awards based in whole or in part by reference to our common shares.

Eligibility. Our and our subsidiaries’ employees, officers, directors, consultants and advisors are eligible to receive awards, except that incentive share options may be granted only to employees.

Transfer of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive share option, pursuant to a qualified domestic relations order, and, during the life of the participant, shall be exercisable only by the participant. Notwithstandng the foregoing, the plan administrator may permit or provide in an award agreement for the gratuitous transfer of an award by a participant to or for the benefit of any immediate family member, family trust, family partnership or family limited liability company established solely for the benefit of the participant and/or an immediate family member thereof if, with respect to such proposed transfer, we would be eligible to use a Form S-8 for the registration of the issuance and sale of the common shares subject to such award under the United States Securities Act of 1933, as amended.

Changes to Capital Structure. In the event of certain types of changes in our capital structure, such as a share split, the number of shares available under the Plan and the number of shares and exercise price or repurchase price, if applicable, of all outstanding awards will be equitably adjusted in the manner determined by the plan administrator.

Change in Control Events and Reorganization Events. In the event of a reorganization event or change in control event, as such terms are defined in the Plan, all outstanding options under the Plan may be assumed, continued or substituted for by any surviving or acquiring entity. If the surviving or acquiring entity elects not to assume, continue or substitute for such options, the vesting of such options held by participants will be accelerated in full and such options will be terminated if not exercised prior to the effective date of the corporate transaction.

In the event of a reorganization event, the repurchase and other rights associated with restricted share awards, as defined in the Plan, shall inure to the benefit of the surviving or acquiring entity. The plan administrator shall specify the effect of a reorganization event on any share appreciation right or other share-based award granted under the Plan at the time of the grant of such share appreciation right or other share-based award.

If an awardholder is terminated without cause or terminates his or her employment for good reason within twelve months following a change in control event, 50% of the unvested portion of the awards held by the awardholder which were assumed or substituted by the acquiring entity will accelerate and become immediately exercisable or will be free from any conditions or restrictions, as applicable.

Prohibition on Repricing without Shareholder Approval. The Plan prohibits the plan administrator from either (i) reducing the exercise price of outstanding share options or share appreciation rights or (ii) canceling any outstanding share option or share appreciation right and granting in consideration thereof a new share option or share appreciation right with an exercise price lower than the exercise price per share of the cancelled share option or share appreciation right, in each case without shareholder approval.

Amendment or Termination. No award may be made under the Plan on or after September 29, 2015 but awards previously granted may extend beyond that date. The plan administrator may at any time amend, suspend or terminate the Plan, provided that an amendment will not become effective without shareholder approval where the absence of such approval would cause the Plan to fail to comply with any requirements of applicable law or regulation.

Acceleration. The plan administrator may at any time provide that any award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

Plan Benefits. As of March 31, 2007, approximately 902 persons were eligible to receive awards under the Plan, including our five executive officers. The granting of awards under the Plan is discretionary, and we cannot now determine the number or type of awards granted in the future to a particular person or group of persons.

Per-Participant Limit. Subject to adjustment under the Plan, the maximum number of common shares with respect to which awards may be granted to any participant under the Plan shall be 1,000,000 per fiscal year. This per-participant limit shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder.

Federal Income Tax Consequences

The following summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under our 2005 Equity Incentive Plan. This summary is based on the tax laws in effect as of the date of this Proxy Statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Subject to shareholder approval of the Amended and Restated 2005 Equity Incentive Plan, no award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the board of directors, at the time of grant, specifically provides that the award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Share Options. A participant will not have income upon the grant of an incentive share option. Also, except as described below, a participant will not have income upon exercise of an incentive share option if the participant has been employed by us or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Share Options.” The exercise of an incentive share option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the shares acquired under an incentive share option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the shares. If a participant sells the shares more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the shares prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the shares for more than one year and otherwise will be short-term. If a participant sells the shares at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the shares for more than one year and otherwise will be short-term.

Non-statutory Share Options. A participant will not have income upon the grant of a non-statutory share option. A participant will have compensation income upon the exercise of a non-statutory share option equal to the value of the shares on the day the participant exercised the option less the exercise price. Upon sale of the shares, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the shares for more than one year and otherwise will be short-term.

Restricted Shares. A participant will not have income upon the grant of restricted shares unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the shares less the purchase price. When the shares are sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the date of grant. If the participant does not make an 83(b) election, then when the shares vest the participant will have compensation income equal to the value of the shares on the vesting date less the purchase price. When the shares are sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the shares on the vesting date. Any capital gain or loss will be long-term if the participant held the shares for more than one year and otherwise will be short-term.

Share Appreciation Rights. A participant will not have income upon the grant of a share appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any shares received. Upon the sale of the shares, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the shares for more than one year and otherwise will be short-term.

Restricted Share Units. A participant will not have income upon the grant of a restricted share unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted share unit award. When the restricted share unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the shares on the vesting date less the purchase price, if any. When the shares are sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the shares on the vesting date. Any capital gain or loss will be long-term if the participant held the shares for more than one year and otherwise will be short-term.

Other Share Unit Awards. The tax consequences associated with any other share unit award granted under the Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common shares.

Tax Consequences to Us. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

OUR BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND THEREFORE RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THIS PROPOSAL.

Proxy Solicitation

The cost of the solicitation of proxies will be borne by us. We have engaged The Altman Group, Inc. to assist us with the solicitation of proxies, at a cost anticipated not to exceed $10,000, plus expenses. In addition to the solicitation of proxies by mail, certain of our officers and employees, without extra remuneration, may solicit proxies personally, by telephone, mail or facsimile. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Householding of Special Meeting Materials

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to shareholders may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number: VistaPrint Limited, c/o VistaPrint USA, Incorporated, Attention: Investor Relations Department, 100 Hayden Avenue, Lexington, MA 02421, 781-890-8434. If you want to receive separate copies of the proxy statement or annual report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

Appendix A

VistaPrint Limited

AMENDED AND RESTATED

2005 EQUITY INCENTIVE PLAN

1.	Purpose

The purpose of this Amended and Restated 2005 Equity Incentive Plan (the “Plan”) of the VistaPrint Limited, a corporation incorporated under the laws of Bermuda, (the “Company”), is to advance the interests of the Company’s shareholders by enhancing the Company’s, and its subsidiaries’, ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company and its subsidiaries by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s shareholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the United States Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted share awards, or other share-based awards (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant”.

3.	Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”) or to one or more executive officers of the Company’s subsidiaries (a “Board Designee”). All references in the Plan to the “Board” shall mean the Board, a Committee of the Board, or a Board Designee, to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or Board Designee.

4.	Shares Available for Awards

(a) Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to 7,383,736 common shares of the Company, $0.001 par value per share (the “Common Shares”).

If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of Common Shares subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), the unused Common Shares covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Common Shares issued under the Plan may consist in whole of in part of authorized but unissued shares or treasury shares.

(b) Counting of Shares. The grant of an Option, Stock Appreciation Right or Other Share-Based Award, the exercise price or per unit purchase price of which is not less than 100% of the Fair Market Value (as defined below) on the date such Option, Stock Appreciation Right or Other Share-Based Award is granted shall be deemed, for purposes of determining the number of shares available for issuance pursuant to Section 4(a), as an Award of one Common Share for each such share actually subject to the Award. Subject to adjustment under Section 9, the grant of any Award, the exercise price or per unit purchase price of which is less than 100% of the Fair Market Value on the date such Award is granted shall be deemed, for the purpose of determining the number of shares available for issuance pursuant to Section 4(a), as an Award of 1.56 Common Shares for each such share actually subject to the Award. To the extent a share that was subject to an Award that counted as 1.56 Common Shares for the purpose of determining the number of shares available for issuance pursuant to Section 4(a) becomes available again for the grant of Awards under the Plan pursuant to Section 4(a), the number of Common Shares available for issuance pursuant to Section 4(a) shall be increased by 1.56 shares. Any Common Shares tendered to the Company by a Participant to exercise an Award shall not be added to the number of shares available for issuance under the Plan. Any shares withheld or tendered to cover tax withholding obligations with respect to an Award, or not issued or delivered as a result of a net settlement of an outstanding Share Appreciation Right or Other Share-Based Award, shall be counted as having been issued under the Plan.

(c) Per-Participant Limit. Subject to adjustment under Section 9, for Awards granted after the Common Shares are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the maximum number of Common Shares with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per fiscal year. The per-Participant limit set forth in this Section 4(c) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder.

5.	Share Options

(a) General. The Board may grant options to purchase Common Shares (each, an “Option”) and determine the number of Common Shares to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable Bermuda laws, applicable securities laws, or other applicable laws in other jurisdictions, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of VistaPrint Limited, any of VistaPrint Limited’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board pursuant to Section 9(f), including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f) Payment Upon Exercise. Common Shares purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Common Shares are registered under the Exchange Act, by delivery of Common Shares owned by the Participant, or by attestation to the ownership of a sufficient number of Common Shares, valued at their fair market value as determined by (or in a manner approved by) the Board in good faith (“Fair Market Value”), provided (i) such methods of payment are then permitted under applicable law and (ii) such Common Shares, if acquired directly from the Company, were owned by the Participant at least six months prior to such delivery;

(4) to the extent permitted by applicable law and by the Board, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or securities of an entity, the Board may grant Options in substitution for any options or other securities or equity-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2. Substitute Options shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

(h) Sale or Transfer of Common Shares. In the discretion of the Board, the Participant’s Award agreement may include terms and conditions regarding any sale, transfer or other disposition by the Participant of the Common Shares received upon the exercise of an Option granted under the Plan, including any right of the Company to purchase all or a portion of such Common Shares.

(i) Limitation on Repricing Without Shareholder Approval. Unless such action is approved by the Company’s shareholders: (i) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 9) and (ii) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefore new Options under the Plan covering the same or a different number of Common Shares and having an exercise price per share lower than the then-current exercise price per share of the cancelled option or any other new Award under the Plan.

6.	Share Appreciation Rights

(a) General. The Board may grant Awards consisting of a share appreciation right (“Share Appreciation Right”) entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof (as specified by the Board in the applicable Award agreement or otherwise) determined by reference to appreciation in the Fair Market Value from and after the date of grant. The date as of which such appreciation or other measure is determined shall be the exercise date.

(b) Exercise Price. The Board shall establish the exercise price of each Share Appreciation Right and specify such price in the applicable Award agreement. The exercise price shall be not less than 100% of the Fair Market Value on the date the Share Appreciation Right is granted; provided that if the Board approves the grant of a Share Appreciation Right with an exercise price to be determined on a future date, the exercise price shall not be less than 100% of the Fair Market Value on such future date.

(c) Duration of Share Appreciation Right. Each Share Appreciation Right shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Award agreement; provided, however, that no Share Appreciation Right will be granted for a term in excess of 10 years.

(d) Exercise. Share Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

(e) Limitation on Repricing without Shareholder Approval. Unless such action is approved by the Company’s shareholders: (i) no outstanding Share Appreciation Right granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Share Appreciation Right (other than adjustments made pursuant to Section 9) and (ii) the Board may not cancel any outstanding share appreciation right (whether or not granted under the Plan) and grant in consideration therefor new Share Appreciation Rights under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled Share Appreciation Right or any other new Award under the Plan.

7.	Restricted Shares

(a) Grants. The Board may grant Awards entitling recipients to acquire Common Shares, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Share Award”).

(b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Share Award, including the conditions for repurchase (or forfeiture) and the issue price, if any, and conditions relating to applicable Bermuda laws, applicable United States federal or state securities laws, or applicable laws of other jurisdictions where a Restricted Share Award is granted, as it considers necessary or advisable.

(c) Share Certificates. Any Common Share certificates issued in respect of a Restricted Share Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a share power endorsed in blank, with the Company (or its designee). As a registered holder of the Common Shares granted pursuant to the Restricted Share Award, the Participant receiving such Award shall be entitled to all the rights, privileges and benefits with respect to such Common Shares. At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

8.	Other Share-Based Awards

The Board shall have the right to grant other Awards (“Other Share-Based Awards”) based upon the Common Shares having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Shares and the grant of restricted share units.

9.	Adjustments for Changes in Common Shares and Certain Other Events

(a) Changes in Capitalization. In the event of any share split, reverse share split, share dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Shares other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the share counting provisions of Section 4(b), (iii) the per participant limit set forth in Section 4(e), (iv) the number and class of securities and exercise price per share subject to each outstanding Option and Share Appreciation Right, (v) the repurchase price per share subject to each outstanding Restricted Share Award, and (vi) the share and per share related provisions and such other terms of each outstanding Other Share-Based Award shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. If this Section 9(a) applies and Section 9(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 9(a) shall not be applicable.

(b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Share Award, Share Appreciation Right or Other Share-Based Awards granted under the Plan at the time of the grant of such Award.

(c) Reorganization and Change in Control Events.

(1)	Definitions

(a)	A “Reorganization Event” shall mean:

(i)	any merger or consolidation of the Company with or into another entity as a result of which the Common Shares are converted into or exchanged for the right to receive cash, securities or other property; or

(ii)	any exchange of shares of the Company for cash, securities or other property pursuant to a share exchange transaction.

(b)	A “Change in Control Event” shall mean:

(i)	the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital shares or equity of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding Common Shares (the “Outstanding Company Common Shares”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for Common Shares or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (ii) of this definition; or

(ii)	the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Shares and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

(c)	“Good Reason” shall mean any significant diminution in the Participant’s title, authority, or responsibilities from and after such Reorganization Event or Change in Control Event, as the case may be, or any reduction in the annual cash compensation payable to the Participant from and after such Reorganization Event or Change in Control Event, as the case may be, or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from the current site.

(d)	“Cause” shall mean any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company or (ii) willful misconduct by the Participant which affects the business reputation of the Company. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for Cause was warranted.

(2)	Effect on Options

(a)

Reorganization Event. Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Reorganization Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, one-half of the number of shares subject to the Option which were not already vested shall become exercisable if, on or prior to the first anniversary of the date of the consummation of the Reorganization Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each Common Share subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of each Common Share held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Common Shares); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding Common Shares as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Shares will receive upon consummation thereof a cash payment for each Common Share surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of Common Shares subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options. To the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price. Such repurchase right (1) shall lapse at the same rate as the Option would have become exercisable under its terms and (2) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.

(b)	Change in Control Event that is not a Reorganization Event. Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, one-half of the number of shares subject to the Option which were not already vested shall become exercisable if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(c)	If any Option provides that it may be exercised for Common Shares which remain subject to a repurchase right in favor of the Company, upon the occurrence of a Reorganization Event, any restricted shares received upon exercise of such Option shall be treated in accordance with Section 8(c)(3) as if they were a Restricted Share Award.

(3)	Effect on Restricted Share Awards

(a)	Reorganization Event that is not a Change in Control Event. Upon the occurrence of a Reorganization Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Share Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which Common Shares were converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Shares subject to such Restricted Share Award.

(b)	Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Share Award or any other agreement between a Participant and the Company, one-half of the number of shares subject to conditions or restrictions shall become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(4)	Effect on Other Share-Based Awards

(a)	Reorganization Event that is not a Change in Control Event. The Board shall specify the effect of a Reorganization Event that is not a Change in Control Event on any Share Appreciation Right or Other Share-Based Award granted under the Plan at the time of the grant of such Share Appreciation Right or Other Share-Based Award.

(b)	Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing any Share Appreciation Right or Other Share-Based Award or any other agreement between a Participant and the Company, one-half of the number of shares subject to each such Other Share-Based Award shall become exercisable, realizable, vested or free from conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

10.	General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by a Participant to or for the benefit of any immediate family member, family trust, family partnership or family limited liability company established solely for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the issuance and sale of the Common Shares subject to such Award under the United States Securities Act of 1933, as amended. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine and indicate in the Participant’s Award Agreement, the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Shares are registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of Common Shares, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where shares are being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for United States federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income) or, the applicable statutory withholding rates as required under the laws of a jurisdiction other than the United States. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award. Except as otherwise provided in Section 5(i) and 6(e), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g) Conditions on Delivery of Share. The Company will not be obligated to deliver any Common Shares pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

11.	Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any Common Shares to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Shares by means of a share dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such share dividend shall be entitled to receive, on the distribution date, the share dividend with respect to the Common Shares acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such share dividend.

(c) Effective Date and Term of Plan. The 2005 Equity Incentive Plan was effective as of September 29, 2005 (the “Initial Effective Date”). The Plan was adopted by the Board on April 18, 2007 and shall become effective on the date the Plan is approved by the Company Shareholders. No Awards shall be granted under the Plan after the completion of ten years from the Initial Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

(e) Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities, tax or other applicable laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) No Award to any Participant subject to United States taxation on income earned shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.

(g) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of Bermuda, without regard to any applicable conflicts of law.

VistaPrint Limited Amended and Restated 2005 Equity Incentive Plan:

Adopted by the Board of Directors on April 18, 2007, subject to approval of the shareholders.

VISTAPRINT LIMITED

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 123456 C0123456789 12345 C 1234567890 J N T C123456789

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 00Q1FC 0 1 C V + Special Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as your name appears hereon. If the common shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below.

B Non-Voting Items A Your Board of Directors recommends that you vote FOR proposal 1. For Against Abstain 1. To approve the Company’s Amended and Restated 2005 Equity Incentive Plan. Meeting Attendance Mark box to the right if you plan to attend the Special Meeting. Change of Address — Please print new address below. Vote on Proposal UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. The shareholders will also act on any other business that may properly come before the meeting. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 15, 2007. Vote by Internet Log on to the Internet and go to www.investorvote.com Follow the steps outlined on the secured website. Vote by telephone Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Follow the instructions provided by the recorded message.

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 0 1 3 5 1 3 1 <STOCK#> +

UNLESS SUBMITTING YOUR PROXY TO VOTE YOUR SHARES OVER THE INTERNET OR

BY TELEPHONE, PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY

USING THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — VISTAPRINT LIMITED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF SHAREHOLDERS – MAY 15, 2007

The undersigned, revoking all prior proxies, hereby appoints Robert Keane, Lawrence Gold and Julia Taggart, and each of them, with full power of substitution, as proxies to represent and vote as designated hereon, all common shares of VistaPrint Limited (the "Company") which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of the Company on Tuesday, May 15, 2007, at the offices of Appleby, Canon’s Court, 22 Victoria Street, Hamilton, Bermuda, commencing at 12:00 p.m. (Bermuda local time) and any adjournments thereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS THEREOF. ATTENDANCE OF THE UNDERSIGNED AT THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING, SIGNS AND DELIVERS A PROXY WITH A LATER DATE OR VOTES IN PERSON AT THE MEETING.

.SEE REVERSE SIDE

(Continued and to be signed on reverse side)

SEE REVERSE SIDE